Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the MRC Global Inc. Omnibus Incentive Plan, as amended of our reports dated February 16, 2022, with respect to the consolidated financial statements of MRC Global Inc. and the effectiveness of internal control over financial reporting of MRC Global Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas

June 15, 2022